Exhibit 10.f

                                 MASCOTECH, INC.

                      1984 RESTRICTED STOCK INCENTIVE PLAN

                          (Restated September 14, 1993)



l.    Purpose of the Plan

      The purpose of the 1984 Restricted Stock Incentive Plan (the "Plan") is to aid MascoTech, Inc. (the "Company") and its subsidiaries and affiliated companies in securing and retaining key employees and consultants of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its subsidiaries and affiliated companies. In addition, the Company expects that it will benefit from the added interest which such individuals will have in its welfare as a result of their ownership or increased ownership of the Company's Common Stock. For purposes of the Plan a "subsidiary" is any corporation in which the Company owns, directly or indirectly, stock possessing more than fifty percent of the total combined voting power of all classes of stock. For purposes of Paragraph 4 of the Plan, an "affiliated company" is any other corporation (and its subsidiaries) in which the Company or its subsidiaries own stock possessing at least twenty percent of the total combined voting power of all classes of stock, and for all other purposes of the Plan, an "affiliated company" is any other corporation, at least twenty percent of the total combined voting power of all classes of stock of which is owned by the Company or by one or more other corporations in a chain of corporations, at least twenty percent of the stock of each of which is held by the Company or a subsidiary or another corporation within such chain.


2.    Stock Subject to the Plan

      The total number of shares of the Company's Common Stock that may be awarded under the Plan shall not exceed in the aggregate 8,160,000 shares; provided, however, that such total amount shall be reduced by the aggregate number of shares of the Company's Common Stock as to which options have been granted under the Company's 1984 Stock Option Plan since the original adoption thereof (other than shares which are available for further grants under Article IV of such Plan notwithstanding the prior grant of options with respect to such shares). Such stock may be authorized but unissued shares or shares of Common Stock reacquired by the Company, including but not limited to shares purchased on the open market. Shares of stock awarded under the Plan which are later reacquired by the Company as a result of forfeiture pursuant to the Plan shall again become available for awards under the Plan.

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3.    Administration

      The Board of Directors of the Company shall appoint a committee (the "Committee") consisting of three or more members of the Board of Directors who shall administer the Plan. No director shall become or remain a member of the Committee unless at the time of his exercise of any discretionary function as a Committee member such director is not and has not at any time within one year prior to the exercise of such discretion been eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. The Committee shall have the authority, consistent with the Plan, to determine the terms and conditions of each award, to interpret the Plan and the agreements under the Plan, to adopt, amend and rescind rules and regulations for the admin-istration of the Plan and the awards, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.


4.    Eligibility

      Key employees of and consultants to the Company and its subsidiaries and affiliated companies, including officers of the Company who are also employees (who may also be directors, but excluding members of the Committee, any person who serves only as a director or as a non-employee officer of the Company and any consultant to the Company or any of its subsidiaries or affiliated companies who is also a director of the Company or who is not rendering services pursuant to a written agreement with the corporation in question), as may be selected from time to time by the Committee in its discretion, are eligible to receive awards under the Plan. The Committee shall determine in its sole discretion the number of shares to be awarded to each such participant.


5.    Terms and Conditions of Awards

      All shares of Common Stock awarded to participants under the Plan shall be subject to the following terms and conditions, and to such other terms and conditions not inconsistent with the Plan as shall be contained in each Award Agreement ("Agreement") referred to in Paragraph 5(f):

            (a) At the time of each award there shall be established for the shares of each participant a "Restricted Period" which shall be not less than 90 days. Such Restricted Period may

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      differ among participants and may have different expiration dates with respect to portions of shares covered by the same award. The Committee may also determine that the expiration of any Restricted Period shall be subject to such additional terms and conditions as it decides in its sole discretion and as set forth in the participant's Agreement.

            (b) Shares of stock awarded to participants may not be sold, encumbered or otherwise transferred, except as hereinafter provided, during the Restricted Period pertaining to such shares. Except for such restrictions on transfer and the restrictions applicable to non-cash dis-tributions, the participant shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares (subject to the provisions of Paragraph 6) and the right to vote such shares.

            (c) If a participant ceases to be employed or retained by the Company or any of its subsidiaries or affiliated companies for any reason (including termination by reason of the fact that such corporation is no longer a subsidiary or affiliated company) other than death, permanent and total disability, or, in the case of an employee, retirement on or after normal retirement date, all shares of stock theretofore awarded to the participant which are still subject to the restrictions imposed by Paragraph 5(b) shall upon such termination be forfeited and transferred back to the Company, provided, however, that in the event such employment or consulting relationship is terminated by action of the Company or any of its subsidiaries or affiliated companies without cause or by agreement of the Company or any of its subsidiaries or affiliated companies and the participant, the Committee may, but need not, determine that some or all of the shares shall be free of restrictions. For purposes of this Paragraph 5(c), a participant's employment or consulting agreement shall not be considered terminated (i) in the case of transfers of employment or the consulting arrangement among the Company, its subsidiaries and af-filiated companies, (ii) by virtue of a change of status from employee to consultant or from consultant to employee, or (iii) in the case of interruption in service, not exceeding one year in duration unless otherwise approved by the Committee, for approved sick leave or other bona fide leave of absence.

            (d) If a participant ceases to be employed or retained by the Company or any of its subsidiaries or affiliated companies by reason of death or permanent and total disability or if an employee ceases to be employed by the Company or any of its subsidiaries or affiliated companies by reason of retirement on or after normal retirement date, the restrictions imposed by Paragraph 5(b) shall lapse with

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      respect to the shares then subject to restrictions, except to the extent provided to the contrary in the Agreement.

            (e) Each certificate issued in respect of shares awarded under the Plan shall be registered in the name of the participant and deposited by the participant with the Company, together with a stock power endorsed in blank, and shall bear the following legend:

            "The sale, encumbrance, or other transfer of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including a contingent transfer obligation) contained in the Masco Industries, Inc. 1984 Restricted Stock Incentive Plan and an Award Agreement entered into between the registered owner and MascoTech, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of MascoTech, Inc., Taylor, Michigan."

            (f) The participant shall enter into an Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award, the expiration of the Restricted Period as to the shares covered by the award, and such other matters, including compliance with applicable federal and state securities laws and methods of withholding or providing for the payment of required taxes, as the Committee shall in its sole discretion determine. The Committee may at any time amend the terms of any Agreement consistent with the terms of the Plan, except that without the participant's written consent no such amendment shall adversely affect the rights of the participant who is a party to such Agreement.

            (g) At the expiration of the Restricted Period as to shares covered by any award, the Company shall redeliver the stock certificates deposited with it pursuant to Paragraph 5(e) and as to which the Restricted Period has expired, as follows:

                 (1) if an assignment to a trust has been made in accordance with Paragraph 5(i), to such trust; or

                 (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in form approved by the Company, to the beneficiary so designated; or

                 (3) in all other cases, to the participant or the legal representative of the participant's estate.

      Upon written request, the Company will instruct its stock transfer agent that such certificates may be reissued without legend.

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            (h)  Notwithstanding any of the provisions of this Plan or instruments evidencing awards heretofore or hereafter granted hereunder, in the case of a Change in Control of the Company, each award theretofore granted shall immediately become fully vested and non-forfeitable and shall thereupon be distributed to participants as soon as practicable, free of all restrictions. A Change in Control shall occur if:

                 (1) any "person" or "group of persons" as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") other than pursuant to a transaction or agreement previously approved by the Board directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition), of voting securities representing 25% or more of the combined voting power of all outstanding voting securities of (A) the Company or (B) of Masco Corporation, a Delaware corporation ("Masco"); or

                 (2) during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's or Masco's Board of Directors, and any new directors whose election by either such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof.

            (i) Notwithstanding any other provision of the Plan, a participant may assign all rights under any award to a revocable grantor trust established by the participant for the sole benefit of the participant during the life of the participant, and under the terms of which the participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee and the participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a participant may attempt to assign rights under an award does not meet the criteria of a trust to which an assignment is permitted by the terms of this Paragraph 5(i) or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the

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      Committee and the Company and all rights to any awards shall revert to and remain solely in the participant. Notwithstanding a qualified assignment, the participant, and not the trust to which rights under an award may be assigned, for the purpose of determining compensation arising by reason of the award, shall continue to be considered an employee or consultant, as the case may be, of the Company, a subsidiary or affiliated company, but such trust and the participant shall be bound by all of the terms and conditions of the Agreement and the Plan.

            The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the participant, his personal representatives and all persons asserting a claim based on an award granted pursuant to the Plan. The delivery by a participant of a beneficiary designation, or an assignment of rights under an award as permitted by this Paragraph 5(i), shall constitute the participant's irrevocable undertaking to hold the Commit-tee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the participant) which may be asserted or alleged to be based upon an award subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Issuance of shares as to which restrictions have lapsed in the name of, and delivery to, the trust to which rights may be assigned shall be conclusively considered issuance and delivery to the participant.

            (j) The Committee, in its discretion and in accordance with the procedures established by the Committee, may permit the participant to satisfy, in whole or in part, the applicable income tax withholding obligations when the restrictions imposed by Paragraph 5(b) lapse by having withheld from the shares as to which the Restricted Period has expired or by delivering from shares of Common Stock of the Company owned by the participant such number of shares having a fair market value equal to the amount needed to satisfy such obligations.

            (k) In its sole discretion the Committee may also provide the participant with the right to receive cash payments in connection with shares of Common Stock awarded under the Plan (including shares previously awarded), the amount of which payments are based, in whole or only in part,

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      on the value of such Common Stock.  The right to receive such payments shall be subject to such other terms and conditions not inconsistent with the Plan as the Committee may determine.


6.    Changes in Capitalization

      In the event there is a change in, reclassification, subdivision or combination of, stock dividend on, or exchange of stock by the Company for the outstanding Common Stock of the Company, the maximum aggregate number and class of shares as to which awards may be granted under the Plan may be appropriately adjusted by the Committee whose determination thereof shall be conclusive. Unless the Committee shall otherwise determine, any shares of stock or other securities received by a participant with respect to shares still subject to the restrictions imposed by Paragraph 5(b) will be subject to the same restrictions and shall be deposited with the Company.

      If the Company shall be consolidated or merged with another corporation, the stock, securities or other property which a participant is entitled to receive by reason of his ownership of the shares of stock subject to the restrictions imposed pursuant to Paragraph 5(b) will be subject to the same or equivalent restrictions unless the Committee shall determine otherwise at that time.


      7.  Amendment of the Plan

      The Board of Directors may from time to time amend or discontinue the Plan, except that without the approval of stockholders of the Company, no amendment shall increase the total number of shares which may be awarded under the Plan, extend the date for awards of shares under the Plan beyond December 31, 1999 or change the standards of eligibility to participate in the Plan. The total number of shares which may be awarded under the Plan may, however, be adjusted without stockholder approval, pursuant to the adjustment provisions described in Paragraph 6.


      8.  Effective Date and Termination of Plan

      The Plan shall become effective when approved by the stockholders of the Company and no shares may be awarded under the Plan after December 31, 1999.

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